ATTORNEYS AT LAW 100 NORTH TAMPA STREET, SUITE 2700 TAMPA, FL 33602-5810 P.O. Box 3391 813.229.2300 TEL 813.221.4210 FAX www.foley.com

November 16, 2021

Exhibit 5.1

Generation Income Properties, Inc. 401 East Jackson Street, Suite 3300 Tampa, Florida 33602

Re:	Generation Income Properties, Inc. 2020 Omnibus Incentive Plan

Ladies and Gentlemen:

We have acted as counsel for Generation Income Properties, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 2,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) that may be issued pursuant to the Generation Income Properties, Inc. 2020 Omnibus Incentive Plan, as amended (the “Plan”).

In connection with our representation, we have examined: (i) the Plan; (ii) the Registration Statement; (iii) the Articles of Amendment and Restatement of the Company, as amended (the “Charter”); (iv) the Bylaws of the Company; (v) resolutions of the Board of Directors of the Company relating to the Plan and the issuance of the Shares thereunder; and (vi) such other documents and records as we have deemed necessary to enable us to render this opinion.  In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have further assumed that the Shares will not be issued or transferred in violation of any restriction or limitation on the transfer or ownership of shares as contained in Section 4.05 of the Charter.

We express no opinion herein as to the laws of any state or jurisdiction other than the Maryland General Corporation Law, as amended, and the federal laws of the United States of America.  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that forms a part thereof, other than as expressly stated herein with respect to the issuance of the Shares.

Based upon and subject to the foregoing, we are of the opinion that the Shares covered by the Registration Statement, when issued and paid for pursuant to the terms and conditions of the Plan, and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.  In giving our consent, we

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4864-4801-2034.2

November 15, 2021

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do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP

4864-4801-2034.2